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                                                                    Exhibit 23.7



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form S-4 of our report, which includes an explanatory paragraph for emphasis of a matter, dated July 31, 1997, on our audits of the financial statements of Meridian Medical Group, Inc. We also consent to the reference to our firm under the caption of "Experts."




Atlanta, Georgia
February 11, 1998